UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

June 14, 2006

SEREFEX CORPORATION

Delaware	0-24362	59-2412164
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

4328 Corporate Square Blvd. Suite C Naples, Florida 34104
(Address of principal executive offices)
(239) 262-1610
(Registrant’s telephone number, including area code)

    Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[√] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR .240.14d-2(b))

[  ] Pre-commencement communications pursuant to Rule 13-34(c) under the Exchange Act (17 CFT 240-13e-4(c)

Item 1.01 Entry into a Material Definitive Agreement.

On June 14, 2006, Serefex Corporation (the “Company”) entered into a Standby Equity Distribution Agreement (the “Purchase Agreement” or the “SEDA”) with Cornell Capital Partners, L.P. (“Cornell”). The SEDA establishes what is sometimes termed an equity line of credit or an equity draw-down facility. The SEDA provides that, upon the terms and subject to the conditions set forth therein, Cornell is committed to the purchase of up to $5,000,000 of our common stock, over the 24-month term of the Purchase Agreement. Generally, from time to time over the term of the SEDA, and at our sole discretion, the Company may draw-down upon the line of credit. The maximum amount of any such draw is limited to $300,000. For each share of common stock it purchases under the SEDA, Cornell will pay ninety-five percent (95%) of the lowest volume weighted average price (“VWAP”) of the Company's common shares during the 5 trading days following our draw-down notice to Cornell. The VWAP that will be used in the calculation will be that reported by Bloomberg, LP, a third-party reporting service. In general, the VWAP represents the sum of the value of all the sales of the our common stock for a given day (the total shares sold in each trade times the sales price per share of the common stock for that trade), divided by the total number of shares sold on that day. The Company is also committed to pay to Cornell an amount equal to five percent (5%) of each purchase of Company common stock made by Cornell under the SEDA.

In connection with the Purchase Agreement, the Company issued to Cornell 2,666,667 shares of its common stock (the “Commitment Shares”), and paid Cornell a due diligence fee in the amount of $5,000. The Company also paid Yorkville Advisors, LLC, the investment manager for Cornell (“Yorkville”), a structuring fee in the amount of $15,000. On each sale of the Company’s common stock to Cornell under the SEDA, the Company will pay Yorkville an additional structuring fee of $500.00.

The Company engaged Newbridge Securities Corporation, an NASD registered broker-dealer (“Newbridge”), as its placement agent, to advise the Company in connection with the SEDA. For Newbridge’s services, the Company has issued 111,111 shares of its common stock to Newbridge.

The Company has agreed to prepare and file a registration statement under the Securities Act of 1933, as amended, which registration statement will include the Commitment Shares and all of the shares of common stock issuable to Cornell pursuant to the SEDA. The Company cannot sell any shares of common stock to Cornell under the SEDA until such registration statement is declared effective by the Securities and Exchange Commission (the “Commission”). The registration statement also covers the subsequent sale of such shares from time to time by Cornell to the public. Cornell has agreed that during the term of the SEDA it will not enter into a short position with respect to shares of our common stock.

The foregoing description is qualified in its entirety by reference to the SEDA, a copy of which is attached hereto as Exhibit 99.1 and incorporated by reference herein.

Additional Information About the SEDA and Where to Find It

    The Company intends to file with the Commission a registration statement and other relevant materials in connection with the equity line of credit pursuant to the terms of the SEDA. The registration statement will contain important information about the Company and the SEDA. The registration statement and other relevant materials (when they become available) may be obtained free of charge at the Commission’s website, at www.sec.gov. In addition, shareholders may obtain free copies of the documents filed by the Company with the Commission by contacting Brian S. Dunn, President of the Company, at (239) 262-1610.

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Item 7.01 Regulation FD Disclosure.

    On June 15, 2006, the Company issued a press release announcing its entry into the standby equity distribution agreement described in Item 1.01, above. A copy of the press release is attached hereto as Exhibit 99.1.

Item 9.01 Financial Statements and Exhibits.

    The following exhibits are furnished with this report on Form 8-K

(d)	Exhibits
	Exhibit 4.1	Standby Equity Distribution Agreement dated June 14, 2006, between Cornell Capital Partners, L.P. and Serefex Corporation.
	Exhibit 4.2	Registration Rights Agreement, dated June 14, 2006, by and between Serefex Corporation and Cornell Capital Partners, L.P.
	Exhibit 4.3	Placement Agent Agreement, dated June 14, 2006, by and among Serefex Corporation, Newbridge Securities Corporation and Cornell Capital Partners, L.P.
	Exhibit 99.1	Press Release of Serefex Corporation, dated June 15, 2006.

Forward-Looking Statements

This Form 8-K and its exhibits contain forward-looking statements that involve risks and uncertainties concerning Serefex Corporation, the Standby Equity Distribution Agreement and the Company’s expected financial performance, as well as strategic and operational plans. Actual events or results may differ materially from those described in this Form 8-K due to a number of risks and uncertainties. The potential risks and uncertainties include, among others, the possibility that the price of the Company’s common stock may decrease, that Company may not draw down the entire amount of the line of credit, and general economic conditions. In addition, please refer to documents that the Company files with the Commission on Forms 10-KSB, 10-QSB and 8-K, and in the registration statement to be filed in connection with the equity line of credit described in this Form 8-K. The filings by the Company identify and address other important factors that could cause Company’s financial and operational results to differ materially from those contained in the forward-looking statements set forth in this Form 8-K. The Company under no duty to update any of the forward-looking statements after the date of this Form 8-K to conform to actual results.

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SIGNATURES

    Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SEREFEX CORPORATION

Date: June 15, 2006	By:	/s/ Brian S. Dunn
Brian S. Dunn President

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